THIS ASSIGNMENT made and entered into this the 30th day of March, 2004, by and between Advanced Methane Recovery, LLC, 141 South Union Street, Madisonville, Kentucky 42431, Party of the First Part, and Maxim Energy, Inc., 6700 Woodlands Parkway, Suite 230, Box 214, The Woodlands, Texas 77382, Party of the Second Part,

WITNESSETH: That for and in consideration of the sum of One Dollar ($1.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Party of the First Part has bargained and conveyed and does hereby sell, transfer and assign unto the Party of the Second Part, its successors and assigns, all of the First Party's Overriding Royalty Interest Royalty Interest with the exception of a 1/16 Overriding Royalty Interest which First Party reserves to itself, and Working Interest, in and to the following described oil and gas leasehold estates lying and being situated in Muhlenberg County, Kentucky, to-wit:

SEE ATTACHED EXHIBIT "A" FOR THE DESCRIPTION OF THE LEASES AND THE INTERESTS ASSIGNED HEREIN.

It is the express intention and purpose of this instrument to assign unto Second Party, all of First Parties' Overriding Royalty Interest, Royalty Interest, and Working Interest in each leasehold estate described herein, howsoever acquired, and in the event First Parties own an interest greater than described on the attached Exhibit "A", then such interest is likewise assigned unto Second Party herein.

The effective date of this assignment is March 19, 2004, the date hereof notwithstanding.

First Parties hereby expressly authorize and empower Second Party as their attorney in fact to execute for and on behalf of First Parties, any and all necessary documents, transfer orders or other instruments as may be necessary so as to enable the transfer of the interest assigned to Second Party in the above property.

This conveyance is subject to its proportionate share of other Overriding Royalty Interests of record and is further subject to the terms of the original leases.

TO HAVE AND TO HOLD all of First Partes' Overriding Royalty Interest with the exception of a 1/16 Overriding Royalty Interest, Royalty Interest, and Working Interest in and to the above described oil and gas leasehold estates, unto the Party of the Second party, its successors and assigns, forever.

IN WITNESS WHEREOF the First Party has hereunto affixed their signatures this the date first above written.

FIRST PARTY

Advanced Methane Recovery, LLC
By: Carl Landers, its Manager

SECOND PARTY

Maxim Energy, Inc.
By: Dan Williams
its President

STATE OF KENTUCKY
SS
COUNTY OF HOPKINS

The foregoing Assignment was acknowledged before me on this 24th day of March, 2004, by Carl Landers, Advanced Methane Recovery, LLC, its Manager.

My Commission expires 10/23/07.

Melissa Ball
NOTARY PUBLIC

STATE OF TEXAS
SS
COUNTY OF Montgomery

The foregoing Assignment was acknowledged before me on this 30th day of March, 2004, by Dan Williams, President of Maxim Energy, Inc..

My Commission expires Sept. 30, 2007.

Robin L. Allard
NOTARY PUBLIC

ROBIN LEA ALLARD
Notary Public, State of Texas
My Commission Expires
September 30, 2007

PREPARED BY:

Kenneth W. Humphries
Kenneth W. Humphries
Attorney At Law
110 East 9th Street
P. O. Box 74
Hopkinsville, KY 42241-0074
(270) 886-5649

EXHIBIT "A"

A. A .125 Royalty Interest, .03125 Overriding Royalty Interest, and an undivided .8125 net revenue Working Interest in and to the following property:

That Shearn Coal Company #3 Lease embracing the West 1/2 of Lot 4; North 1/2 and the Southwest 1/4 of Lot 6; West 1/2 of Lot 8 and the North 1/2 of Lot 9, 251 acres, and being a portion of the lands described in Deed dated April 6, 1935, to Shearn Coal Company, recorded in Deed Book 138, page 385, Muhlenberg County Court Clerk's Office and as set forth on a plat of said property filed February 2, 1939, in Deed Book 143, page 293, of said Clerk's Office and to which reference is herein made. Limited to all formations lying above the base of the McClosky Limestone Formation.

The above being further identified as the Shearn Coal Lease, Plains Marketing, L.P. #01-400093.

The foregoing includes all of First Parties' interests in and to the oil and gas underlying 3,026 3/4 acres, and being a part of the same property conveyed to John F. Vogler by deed dated December 18, 1974, from Shearn Coal Company, et al., of record in Deed Book 311, page 73, in the Office of the Muhlenberg County Clerk, and to Frank Vogler by deed dated January 1, 1980, recorded in Deed Book 338, page 639, Office aforesaid.

B. A .125 Royalty Interest, a .140625 Overriding Royalty Interest, and an undivided .6894532 net revenue Working Interest in and to the following:

That oil and gas lease dated September 9, 1938, from Shearn Coal Company, Inc., to Fred Phillips, of record in Lease Book 7, page 217, in the Office of the Muhlenberg County Clerk, INSOFAR AND ONLY INSOFAR as said oil and gas lease covers the following:

10 acres in the form of a square in the Northerly 1/2 of Lot 16 lying within Section 21-I-30 and within Section 25-I-31, this 10 acre tract in said Lot 16, Muhlenberg County, Kentucky, being described as commencing at the Northwest corner of said Lot 16 running Southeast 660 feet, thence Southwest 660 feet, thence Northwest 660 feet, thence Northeast 660 feet to the place of beginning. Limited to all formations lying above the base of the McClosky Limestone Formation.

And, the above being part of the interest (.1093750 Overriding Royalty Interest), conveyed to John Vogler Drilling, Inc., by Sidney Moran, by Assignment dated August 11, 2001, and recorded in Oil and Gas Lease Book 92, page 505, Office of the Muhlenberg County Clerk.

And, the above being part of the interest (.0312500 Overriding Royalty Interest) conveyed to John Vogler Drilling, Inc., by Rose Mary Payton, by Assignment dated ________, and recorded in Oil and Gas Lease Book 93 page 384, Office aforesaid.

The above being further identified as the McPherson Lease, Plains Marketing L.P. #01-400092.

C. Any and all Working Interest in and to the balance of the oil and gas conveyed to John D. Vogler by deed dated December 18, 1974, from Shearn Coal company, et al., of record in Deed Book 311, page 73, in the Office of the Muhlenberg County Clerk, and to Frank Vogler by deed dated January 1, 1980, recorded in Deed Book 338, page 639, Office aforesaid.

There is further expressly conveyed herein the undivided proportionate interest of First Parties in all of the personal property, equipment and chattel located upon and used in connection with the operation and marketing of oil from the above described leasehold estates, including, but not limited to, oil run proceeds, pump jacks, tank batteries, lead lines and equipment in the well bore hole.

DOCUMENT NO: 127426
RECORDED ON: MAY 28,2004 01:58:36PM
TOTAL FEES: $13.00
COUNTY CLERK: GAYLAN SPURLIN
COUNTY: MUHLENBERG COUNTY
DEPUTY CLERK: KATHY SADDLER

BOOK LS93 PAGES 390 - 394